UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2017

ATHERSYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Athersys, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 7, 2017. Set forth below are the voting results for each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting.

Proposal One – Election of Directors.

All nominees for election to the Company’s Board of Directors named in the Company’s proxy statement filed with the Securities and Exchange Commission on April 28, 2017 were elected, each to a one-year term, with the following vote:

	Shares Voted For	Shares Withheld	Broker Non-Votes
Gil Van Bokkelen	36,550,799	1,428,451	52,329,759

John J. Harrington	36,121,223	1,858,027	52,329,759

Lee E. Babiss	35,427,273	2,551,977	52,329,759

Jordan S. Davis	34,058,926	3,920,324	52,329,759

Ismail Kola	36,269,117	1,710,133	52,329,759

Lorin J. Randall	36,311,330	1,667,920	52,329,759

Jack L. Wyszomierski	36,228,278	1,750,972	52,329,759

Proposal Two – Ratification of the Appointment of the Company’s Independent Auditors.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 with the following vote:

For	Against	Abstain
89,618,567	424,262	266,180

Proposal Three – Approval of an Amendment to the Athersys, Inc. Certificate of Incorporation (the “Amendment”) to increase the number of authorized shares of common stock.

The Company’s stockholders approved the Amendment with the following vote:

For	Against	Abstain
62,970,788	26,210,169	1,128,052

Proposal Four – Advisory Vote on Named Executive Officer Compensation.

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers with the following vote:

For	Against	Abstain	Broker Non-Votes
29,607,478	7,996,887	374,885	52,329,759

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHERSYS, INC.

By:	/s/ Laura K. Campbell
Laura K. Campbell
Senior Vice President of Finance

Date: June 9, 2017